Exhibit 99.1

BSQUARE Reports Third Quarter 2010 Results

Second Best Top-Line Results Ever Highlights Quarter

BELLEVUE, WA, Nov. 11, 2010 – BSQUARE Corporation (Nasdaq: BSQR) today announced financial results for the third quarter and the nine months ended September 30, 2010. Total revenue for the quarter was $25.3 million, up 55% year-over-year, while total revenue for the nine months was $69.2 million, up 41%. Net income for the quarter was $936,000, or $0.09 per diluted share, up 1,218% year-over-year, while net income for the nine months was $1.5 million, or $0.14 per diluted share, up 347%. Details as follows:

	Three Months Ended			Nine Months Ended
	9/30/10	9/30/09	Inc/(Dec)	9/30/10	9/30/09	Inc/(Dec)
Revenue:
Third-party Software	$18,031	$8,929	102%	$45,359	$22,907	98%
Engineering Services	6,213	6,523	-5%	20,805	23,191	-10%
Proprietary Software	1,094	947	16%	3,024	3,092	-2%

Total Revenue	25,338	16,399	55%	69,188	49,190	41%

Total Gross Profit	5,041	3,402	48%	13,999	12,239	14%
Gross Margins:
Third-party Software	15%	17%	-12%	14%	16%	-13%
Engineering Services	24%	17%	41%	23%	25%	-8%
Proprietary Software	83%	84%	-1%	85%	87%	-2%

Total Gross Margin	20%	21%	-5%	20%	25%	-5%

Total Operating Expenses	4,046	3,332	21%	11,872	12,029	-1%

Net Income	$936	$71	1,218%	$1,469	$329	347%

Per Share-Diluted	$0.09	$0.01	800%	$0.14	$0.03	367%

EBITDAS	$1,486	$477	212%	$3,369	$1,537	119%

Per Share-Diluted	$0.14	$0.05	208%	$0.33	$0.15	117%

Cash and Investments EoQ	$21,494	$15,574	38%	$21,494	$15,574	38%

Notes:

Amounts in 000’s except for Net Income and EBITDAS per Share.

Cash and Investments EoQ includes both short and long-term amounts.

EBITDAS = Earnings before interest, taxes, depreciation, amortization and stock compensation expense and is a non-GAAP measurement (reconciliation provided after financial statement tables).

CEO Commentary on Business and Financial Results

Brian Crowley, chief executive officer of BSQUARE, commented on the current quarter results and business activity, “I am quite pleased with our third quarter results. We made progress across the board: third-party product sales were strong; service results out of Asia were strong; service gross margin improved as we put the Ford overruns behind us; we launched our telematics competency center with Ford; we strengthened our management team with the hiring of John Traynor as our Vice President of Products; and, finally, we launched and gained initial customer traction with our TestQuest Handset Certification Platform.”

Financial Commentary on Three Month Results

•

Growth in third-party software sales (up $9.1 million year-over-year, or 102%) was driven by a 14% increase in the Microsoft General Embedded customer base and a 60% increase in average purchasing volume per customer, coupled with $3.1 million in Microsoft Windows Mobile licensing sales (compared to none in prior year). Third-party software sales came in better-than-expected for the quarter;

•

The decline in engineering service revenue (down $310,000 year-over-year, or 5%) was driven by Ford ($2.5 million in current quarter versus $3.3 million in prior year). Ford revenue slightly exceeded expectations while overall service revenue met expectations;

•

The 12% (two percentage points) decline in third-party software gross margin was driven by a significant, higher-margin Flash Lite license sale that benefited the prior year. Overall, margins on sales of Microsoft operating systems held steady;

•

Service margin increased 41% (seven percentage points) due to improvement in Ford-related project margin, improved margin in Asia and a decline in low-margin rebillable service revenue. Service margin for the quarter was roughly in-line with expectations;

•

Operating expenses increased $714,000, or 21%, due to a $534,000, or $0.05 per diluted share, legal liability reversal which benefited the prior year. Further, the current quarter included a $253,000, or $0.02 per diluted share, accrual of year-end bonuses based on the expected achievement thereof (compared to none in the prior year). Excluding the bonus accrual, total operating expenses were in-line with expectations and roughly flat sequentially from Q2; and

•

Quarter-end cash and investments of $21.5 million (including both short and long-term) came in higher than the previously provided expectation of $20.5 million due to stronger-than-expected sales and improvement in DSOs (43 days this quarter compared to 57 days in Q2).

Outlook

The Company currently has the following expectations for Q4 as compared to the current quarter:

•	Improvement across all revenue lines in Q4. Based on current forecasts, management expects total revenue of $26 million to $28 million;

•	Improvement in total gross margin and, in particular, service margin;

•

Improvement in profitability provided the Company does not take an impairment charge (non-cash expense) relative to the Company’s TestQuest intangible assets ($1.1 million net balance as of September 30, 2010); and

•	A $1.0 million to 1.3 million increase in the Company’s cash and investment balances.

Conference Call

Management will host a conference call today, November 11, 2010, at 5 p.m. Eastern Time (2 p.m. Pacific Time). To access the call, dial 877-941-8416, or 480-629-9808 for international callers, and reference “BSQUARE Corporation Third Quarter 2010 Earnings Conference Call.” A replay will be available for one week following the call by dialing 877-870-5176 or 858-384-5517 for international callers; reference PIN number 4374200. A live and replay Webcast of the call will be available at www.bsquare.com in the investor relations section.

About BSQUARE

BSQUARE is an industry leader with a proven track record in providing production-ready software products and engineering services that enable embedded solutions and smart devices. For more information, visit www.bsquare.com.

BSQUARE is a registered trademark of BSQUARE Corporation. All other product and company names herein may be trademarks of their respective owners.

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to our projected financial results, including but not limited to, forecasts for revenue, margins, profitability, cash, investments, and potential impairments, or future and potential sales or projects and expectations with respect to specific customers or products. All of the statements contained herein that do not relate to matters of historical fact should be considered forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from such statements. There can be no assurance that forward-looking statements will be achieved. Important factors that could cause actual results to differ materially from those indicated in forward-looking statements include: whether we are able to maintain our existing favorable relationships with Microsoft Corporation and Ford Motor Company; risks, uncertainties and changes in financial condition; our ability to execute our product and sales strategies for TestQuest and other products; intellectual property risks; and risks associated with our international operations. Therefore, all forward-looking statements should be considered in light of various important factors including, but not limited to, the risks and uncertainties listed above. Except as required by law, we make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made. Please also refer to our most recent Quarterly Report on Form 10-Q, Annual Report on Form 10-K and other filings with the SEC for other important risk factors that could cause actual results to differ materially from those indicated in any forward-looking statements.

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BSQUARE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	September 30, 2010	December 31, 2009
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$12,474	$12,918
Short-term investments	7,317	—
Accounts receivable, net of allowance for doubtful accounts of $217 at September 30, 2010 and $201 at December 31, 2009	11,899	9,192
Prepaid expenses and other current assets	494	648

Total current assets	32,184	22,758
Long-term investments	828	4,189
Restricted cash	875	900
Equipment, furniture and leasehold improvements, net	625	823
Intangible assets, net	1,143	1,511
Other non-current assets	84	90

Total assets	$35,739	$30,271

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Third-party software fees payable	$10,635	$5,235
Accounts payable	185	299
Accrued compensation	1,789	1,837
Other accrued expenses	1,234	1,422
Deferred revenue	1,942	3,693

Total current liabilities	15,785	12,486
Deferred rent	258	311
Shareholders’ equity:
Preferred stock, no par value: 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, no par value: 37,500,000 shares authorized; 10,256,163 shares issued and outstanding at September 30, 2010 and 10,162,589 shares issued and outstanding at December 31, 2009	124,050	123,572
Accumulated other comprehensive loss	(471)	(746)
Accumulated deficit	(103,883)	(105,352)

Total shareholders’ equity	19,696	17,474

Total liabilities and shareholders’ equity	$35,739	$30,271

BSQUARE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Revenue:
Software	$19,125	$9,876	$48,383	$25,999
Service	6,213	6,523	20,805	23,191

Total revenue	25,338	16,399	69,188	49,190

Cost of revenue:
Software	15,588	7,561	39,265	19,598
Service (1)	4,709	5,436	15,924	17,353

Total cost of revenue	20,297	12,997	55,189	36,951

Gross profit	5,041	3,402	13,999	12,239
Operating expenses:
Selling, general and administrative (1)	3,280	2,426	9,397	8,821
Research and development (1)	766	906	2,475	3,208

Total operating expenses	4,046	3,332	11,872	12,029

Income from operations	995	70	2,127	210
Other income (expense)	16	22	(477)	126

Income before income taxes	1,011	92	1,650	336
Income tax expense	(75)	(21)	(181)	(7)

Net income	$936	$71	$1,469	$329

Basic income per share	$0.09	$0.01	$0.14	$0.03

Diluted income per share	$0.09	$0.01	$0.14	$0.03

Shares used in calculation of income per share:
Basic	10,196	10,126	10,160	10,108

Diluted	10,390	10,265	10,340	10,244

(1) Includes the following amounts related to stock-based compensation expense:

Cost of revenue — service	$78	$68	$197	$210
Selling, general and administrative	187	107	327	389
Research and development	11	10	30	23

Total stock-based compensation expense	$276	$185	$554	$622

BSQUARE CORPORATION

NON-GAAP INFORMATION AND RECONCILIATION TO COMPARABLE GAAP FINANCIAL MEASURES

(In thousands, except per share amounts) (Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
EBITDAS:
Net income as reported	$936	$71	$1,469	$329
Income tax expense	75	21	181	7
Interest and other income (expense)	(16)	(22)	477	(126)
Depreciation and amortization	215	222	690	705
Stock-based compensation expense	276	185	554	622

EBITDAS (1)	$1,486	$477	$3,371	$1,537

EBITDAS per diluted share	$0.14	$0.05	$0.33	$0.15

Diluted Shares	10,390	10,265	10,340	10,244

(1)	EBITDAS is a non-GAAP financial measure. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. EBITDAS is defined as net income (loss) before income taxes, interest income, depreciation and amortization, and stock-based compensation. EBITDAS should not be construed as a substitute for net income (loss) or net cash provided by (used in) operating activities (all as determined in accordance with GAAP) for the purpose of analyzing our operating performance, financial position and cash flows, as EBITDAS is not defined by GAAP. However, the Company regards EBITDAS as a complement to net income and other GAAP financial performance measures, including an indirect measure of operating cash flow.

Contacts:

Brett Maas

Hayden IR

(646) 536-7331

brett@haydenir.com

Scott Mahan, CFO

BSQUARE Corporation

(425) 519-5900

investorrelations@bsquare.com